Exhibit 10.7

                          SHAREHOLDER VOTING AGREEMENT


         This Shareholder Voting Agreement is entered into effective as of November 11, 1997, between U.S. Wireless Data, Inc., a Colorado corporation (the "Company") and the persons whose names appear on the signature page to this Agreement (the "Shareholders").

                                    RECITALS

         WHEREAS, the Company is in the process of attempting to raise additional capital through a private offering of Convertible Debentures;

         WHEREAS, the proposed terms of the Convertible Debentures provide that such Debentures shall be automatically converted into shares of a Series A Preferred Stock, if and when such stock is authorized for issuance by the Company, followed by voluntary conversion at the behest of holders into shares of the Company's no par value common stock (the "Common Stock");

         WHEREAS, the Company has no preferred stock presently authorized for issuance and has an insufficient number of shares of Common Stock available (i) to honor the conversion features of the Convertible Debentures and (ii) to honor the obligations it has to persons holding outstanding securities of the Company which are convertible into shares of Common Stock;

         WHEREAS, the Company intends to hold its 1997 Annual Meeting of Shareholders (the "1997 Meeting") within the next several months, at which the Company will, among other things, submit proposals to its shareholders for an increase in authorized Common Stock to no less than 40,000,000 shares and authorize the Company to issue up to a total of 15,000,000 shares of preferred stock (the "Preferred Stock"), with such rights and preferences as may be determined from time to time by the Board of Directors of the Company (such proposals to increase the number of shares of Common Stock and to authorize the Company to issue Preferred Stock being hereafter referred to as the "Capital Increase Proposals");

         WHEREAS, approval of the Capital Increase Proposals by shareholders will allow the Company (i) to honor the obligations it is proposing to enter into with prospective purchasers of the Convertible Debentures and (ii) to fulfill its obligations to holders of its securities which are presently outstanding and convertible into shares of Common Stock; and

         WHEREAS, in order to induce potential investors to purchase the Convertible Debentures and to assure that the Company has adequate authorized capital stock to honor its obligations under other presently outstanding convertible securities, the Company has agreed to submit the Capital Increase Proposal to its shareholders at its 1997 Meeting, and the Shareholders have agreed to (i) assure that their votable shares are present at the 1997 Meeting and (ii) vote those shares in favor the Capital Increase Proposals;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and in order to assist the Company in raising additional capital and to allow it to honor its obligations to presently outstanding securityholders of the Company, the undersigned Shareholders agree as follows:

         1. Shareholder shall take all steps necessary to assure that all securities of the Company owned by the Shareholder either of record or beneficially, directly or indirectly, which are votable at the 1997

Meeting, or are present and voting at such meeting, or any adjournments or postponements thereof, either in person or by proxy.

         2. Shareholder shall vote such shares either in person or by proxy at the 1997 Meeting, or any adjournments or postponements thereof, in favor of the Capital Increase Proposals.

         3. This agreement shall be governed by the law of the State of Colorado, without regard to such State's provisions regarding choice of laws, and shall be binding upon any and all successors, assignees, executors, receivers, trustees, custodians or pledgees of Shareholder.

         IN WITNESS WHEREOF, the undersigned Shareholder has executed this Shareholder Voting Agreement effective as of the date first written above.


/s/ Evon A. Kelly                       /s/ Rod L. Stambaugh
Evon A. Kelly                           Rod L. Stambaugh

/s/ Robert E. Robichaud                 /s/ Alan B. Roberts
Robert E. Robichaud                     Alan B. Roberts

/s/ Chester N. Winter                   /s/ Caesar Berger
Chester N. Winter                       Caesar Berger

/s/ Clyde Casciato                      /s/ Thomas Cote
Clyde Casciato                          Thomas Cote

/s/ John M. Liviakis                    /s/ Robert B. Prag
John M. Liviakis                        Robert B. Prag


Liviakis Financial Communications, Inc.
     entrenet Group, LLC

By:/s/ John M. Liviakis


     By:/s/ John Billington
     Vice President


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